UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2016

FRESH HEALTHY VENDING INTERATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-177305	45-2511250
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9605 Scranton Road, Suite 801, San Diego, California 92121
(Address of Principal Executive Offices)

858-210-4200
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement

On February 8, 2016, Fresh Healthy Vending International, Inc. ("FHV") signed a distribution and license agreement (the “Agreement”) with Robofusion, Inc. (“RFI”), whereby RFI granted an exclusive license to FHV to market RFI's frozen yogurt vending kiosks/cubes, using RFI's trademarked name of Reis & Irvy's, in the United States and its territories (excluding Puerto Rico) and Canada.  The initial term of the Agreement is ten years with extension rights for additional five-year periods at no additional cost. The Agreement also contains provisions for minimum purchase commitments and provides for volume discounts based on those purchase commitments. Under the terms of the Agreement, RFI also retains the right to market in the FHV territory so long as such sale involves a customer with 25 or more frozen yogurt vending kiosk/cube opportunities.

The above descriptions of the Agreement is qualified in its entirety by reference to the forms of such document attached as Exhibit 4.1 to this Current Report on Form 8-K/A.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures set forth in Item 1.01 above are incorporated by reference into this Item 2.03.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Form of Distribution and License Agreement, dated February 8, 2016, between Fresh Healthy Vending International, Inc. and Robofusion, Inc.*

*
The copy of the Agreement filed herewith has been redacted to remove certain confidential information. We intend to file a confidential treatment request with the Commission regarding this information.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fresh Healthy Vending International, Inc.

Date: February 12, 2016	By:	/s/ Arthur Budman
Name: Arthur Budman
Title: Chief Executive Officer and Chief Financial Officer